Exhibit 99.1

Schedule A

Capitalized terms used but not defined in this Schedule A shall have the meanings set forth in the Schedule 13D of which this Schedule A is an exhibit. The following table sets forth the name, position, address, principal occupation and citizenship or jurisdiction of each executive officer and director of the Reporting Person:

Name (Position with Reporting Person)	Principal Occupation	Citizenship	Business Address	Number and Percentage of Shares of Issuer Common Stock Owned (1)(2)	Transactions during the past 60 days
Kenneth Sim, M.D. (Chairman and Director)	Executive Chairman of Issuer	United States	1668 S. Garfield Ave., 2nd Floor Alhambra, CA 91801	1,488,942 (2.66%)(3)	(5)
Thomas Lam, M.D. (Chief Executive Officer, Chief Financial Officer and Director)	Vice Chair and Director of Issuer	United States	1668 S. Garfield Ave., 2nd Floor Alhambra, CA 91801	1,631,565 (2.91%)(4)	(5)
Paul Liu, M.D. (Director)	Physician	United States	2233 Huntington Dr., #10 San Marino, CA 91108	1,625,344 (2.90%)	(5)
Paul Chu, M.D. (Chief Medical Officer and Director)	Physician	United States	945 N. Hill Street Los Angeles, CA 90012	160,297 (0.29%)	(5)
Albert Young, M.D. (Senior Executive Vice President and Director)	Senior Vice President of Health Affairs of Issuer	United States	1668 S. Garfield Ave., 2nd Floor Alhambra, CA 91801	1,198,416 (2.14%)	(5)
Dennis Chan, M.D. (Director)	Physician	United States	120 W. Hellman Ave., #201 Monterey Park, CA 91754	1,528,455 (2.73%)	(5)
Lei Ding, M.D. (Director)	Physician	United States	1661 Hanover Rd., #101 City of Industry, CA 91748	143,778 (0.26%)	(5)
Pen Hong Lee, M.D. (Director)	Physician	United States	600 N. Garfield Ave., #110 Monterey Park, CA 91754	1,239,380 (2.22%)	(5)
Su Kin Lee, M.D. (Director)	Physician	United States	1418 S San Gabriel Blvd., #C San Gabriel, CA 91776	1,575,886 (2.82%)	(5)
Peter Ma, M.D. (Director)	Physician	United States	624 W. Duarte Rd., #208 Arcadia, CA 91007	5,617 (0.01%)	(5)
Lakhi Sakhrani, M.D. (Interim Corporate Secretary and Director)	Physician	United States	333 S. Garfield Ave., 2nd Floor #H Alhambra, CA 91801	1,936,153 (3.46%)	(5)
Nora Tee, M.D. (Director)	Physician	United States	841 W. Valley Blvd., #107 Alhambra, CA 91803	476,518 (0.85%)	(5)
Theresa Tseng, M.D. (Director)	Physician	United States	1153 S. Garfield Ave. Alhambra, CA 91801	1,473,484 (2.63%)	(5)
Wei Wang, M.D. (Director)	Physician	United States	223 N. Garfield Ave., #208 Monterey Park, CA 91754	109,915 (0.20%)	(5)
Wan Yao, M.D. (Director)	Physician	United States	228 N. Garfield Ave., #302 Monterey Park, CA 91754	128,631 (0.23%)	(5)

(1)	Does not include any shares of Common Stock held by the Reporting Person.

(2)	The percentage ownership of shares of Common Stock set forth in this table is based on 56,252,730 shares of Common Stock reported by the Issuer as outstanding as of November 6, 2024 in the Issuer’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (which includes shares held by the Reporting Person, which are treated by the Issuer as treasury shares for accounting purposes), minus 300,000 shares of Common Stock repurchased by the Issuer from the Reporting Person on January 17, 2025. Except as indicated by the footnotes below, the Reporting Person believes that the persons named in the table have sole voting and dispositive power with respect to all shares of the Issuer’s Common Stock that they beneficially own, subject to applicable community property laws.

(3)	Dr. Sim directly holds 609,905 shares of Common Stock and options to purchase 59,004 shares of Common Stock that are exercisable within 60 days of the filing of this Statement and may be deemed to beneficially own 42,996 shares of Common Stock held by the Kenneth T. Sim Pension Plan Trust U.A. dated 12/18/2007, 230,688 shares of Common Stock held by a grantor retained annuity trust for the benefit of Dr. Sim and his children, and 546,349 shares of Common Stock held by the Kenneth T & Simone S Sim Family Trust U/A dated 11/07/2013. Dr. Sim disclaims beneficial ownership of the shares held by such trusts except to the extent of his pecuniary interest therein.

(4)	Dr. Lam directly holds 438,855 shares of Common Stock and options to purchase 59,004 shares of Common Stock that are exercisable within 60 days of the filing of this Statement and may be deemed to beneficially own 1,133,706 shares of Common Stock held by the Thomas and Jeanette Lam 2002 Family Trust U/A dated 09/06/2002. Dr. Lam disclaims beneficial ownership of the shares held by such trust except to the extent of his pecuniary interest therein.

(5)	Each of the officers and directors listed in this table are also stockholders of the Reporting Person and, accordingly, each received shares of the Common Stock pursuant to the pro rata distribution for no consideration of Common Stock by the Reporting Person on February 15, 2025. The table below provides the number of shares received by each individual in the distribution:

Name	Shares of Issuer Common Stock Received in the Distribution
Kenneth Sim, M.D.	26,232
Thomas Lam, M.D.	26,232
Paul Liu, M.D.	20,919
Paul Chu, M.D.	11,297
Albert Young, M.D.	13,667
Dennis Chan, M.D.	24,834
Lei Ding, M.D.	11,113
Pen Hong Lee, M.D.	23,077
Su Kin Lee, M.D.	20,794
Peter Ma, M.D.	5,617
Lakhi Sakhrani, M.D.	12,860
Nora Tee, M.D.	10,915
Theresa Tseng, M.D.	23,484
Wei Wang, M.D.	9,915
Wan Yao, M.D.	5,631